                                                                  EXHIBIT 4.05

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS SUCH REGISTRATION IS NOT THEN REQUIRED.



                                quepasa.com, inc.

                          COMMON STOCK PURCHASE WARRANT


Warrant No. __

THIS CERTIFIES THAT, for value received, Verde Reinsurance Company, Ltd.., or its successors and permitted assigns (the "Holder"), is entitled to subscribe for and purchase from quepasa.com, inc., a Nevada corporation with an address at One Arizona Center, 400 East Van Buren, 4th Floor, Phoenix, Arizona 85004 (the "Company"), at any time from and after Midnight (Phoenix, Arizona time) on the Initial Exercise Date (as defined in Section 2) until 5:00 p.m. (Phoenix, Arizona time) on the fifth year anniversary of the Initial Exercise Date (the "Exercise Period"), 340,909 shares of the Company's common stock, $.001 par value per share (the "Common Stock"). The purchase price for each share of Common Stock hereunder shall be $11.00 (as adjusted in accordance with this Warrant, the "Purchase Price"), subject, however, to the provisions and upon the terms and conditions set forth in this Warrant.

         This Warrant is one of the "Warrants" originally issued on January 26, 2000 (the "Issue Date") pursuant to the Merger Agreement dated January 17, 2000 (the "Merger Agreement") by and among the Company, Credito Acquisition Inc. ("Credito"), credito.com, Inc. and Verde Capital Partners, LLC and Verde Reinsurance Company, Ltd.

         1. Exercise; Issuance of Certificates; Payment for Shares. The rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time during the Exercise Period (subject to Section
2), upon presentation and surrender of this Warrant to the Company, at its principal office as set forth on the first page of this Warrant, with a duly executed subscription (in the form attached hereto) and accompanied by payment of the Purchase Price for each share of Common Stock purchased. Such payment shall be made, in cash or by certified, bank, or cashier's check, payable to the order of the Company. Notwithstanding the foregoing provisions requiring payment in cash or by check, the Holder may from time to time at the Holder's option pay the Purchase Price or any portion thereof by surrendering to the Company, in lieu of such payment, the right of the Holder to receive a number of shares of Common Stock having an aggregate Market Value equal to such Purchase Price (or portion thereof) on the date of exercise (a "Cashless Exercise"). For purposes of the foregoing, the "Market Value" of a share of
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Common Stock as of a relevant date means the closing price on the trading day preceding such date with respect to the Common Stock on a national securities exchange or the Nasdaq National Market or Nasdaq SmallCap Market, as the case may be. The closing price shall be: (i) the last sale price of shares of the Common Stock on such trading day or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported by the principal exchange on which the Common Stock is then listed or admitted to trading or by the Nasdaq Stock Market; or (ii) if no shares of Common Stock are then listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown on the National Association of Securities Dealers automated quotation system. The Cashless Exercise rights of the Holder shall be of no force or effect unless the Common Stock is then listed, admitted to trading, or reported.

         The shares of Common Stock purchased hereunder shall be deemed to have been issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered to the Company, along with the subscription and full payment, whether by cash, check or Cashless Exercise, for the shares purchased. Certificates for the shares so purchased and, unless this Warrant shall have expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall be delivered to the Holder within a reasonable time, and in any event within 30 days, after the Holder has complied with the provisions of this
Section 1.

         2. Initial Exercise Date; Reduction of Number of Warrant Shares. This Warrant may only be exercised if Credito's aggregate gross revenues exceed (i) $1,000,000 as of December 31, 2000 and (ii) $9,900,000 at December 31, 2001. The
Company will notify the Holder promptly following achievement of each of these gross revenue amounts. The later of (i) the first date upon which each of these gross revenue amounts has been achieved and (ii) January 26, 2001 is the "Initial Exercise Date." If either of these gross revenue amounts is not achieved by the specified date, this Warrant shall not be exercisable and shall automatically be deemed canceled without any further action on the part of the Company. If Credito is merged with the Company or any other subsidiary of the Company, the Company will use its best efforts to calculate gross revenues attributable to Credito for purposes of determining whether the Initial Exercise Date has occurred. Notwithstanding the foregoing, the Initial Exercise Date shall be deemed to have occurred immediately prior to the occurrence of a Change of Control (as defined below), but only if such Change of Control occurs on or prior to December 31, 2001. A "Change of Control" means a transaction constituting (i) a sale of all or substantially all of the assets of the Company or (ii) a merger, acquisition, consolidation or other transaction involving the transfer or issuance of at least 50% of the outstanding voting stock of the Company.

         If the Holder fails to pay when due any portion of any amount (the "Unpaid Amount") for which the Holder is liable to the Company or Credito pursuant to Section 8.6 of the Merger Agreement, the Company may, but is not obligated to, notify the Holder in writing (the "Reduction Notice") that it has reduced the number of shares of Common Stock for which this Warrant is exercisable by the Indemnification Shares (as defined below). The "Indemnification Shares" is that number of shares of Common Stock for which this Warrant is exercisable equal to the Unpaid Amount divided by the difference between the Fair Market Value and $11.00. "Fair
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Market Value" is the closing price for the Common Stock on the date that the
Unpaid Amount first becomes due to the Company or Credito, as reported on the Nasdaq National Market or any other exchange or quotation system reporting trades in the Common Stock. Upon the giving of the Reduction Notice, the number of shares of Common Stock for which this Warrant is exercisable shall automatically be deemed to have been so reduced without any further action on the part of the Company.

         3. Restrictions on Transfer of Warrant. For the one-year period after the Issue Date the Holder may not sell, assign pledge, hypothecate or otherwise transfer any rights under this Warrant to anyone other than any successor to the business of Holder or any transferee who receives this Warrant by operation of law as a result of the death or dissolution of any Holder.

         4. Reservation of Shares. The Company covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Company further agrees that at all such times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance on full exercise of this Warrant.

         5. Exchange, Assignment, or Loss of Warrant.

            (a) This Warrant may not be sold, transferred, assigned, or hypothecated except in accordance with Section 3 and except in compliance with Federal and state securities laws. Any permitted transfer shall be made by surrender of this Warrant to the Company, together with a duly executed assignment (in the form of the assignment attached to this Warrant) and funds sufficient to pay any transfer tax, whereupon the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name(s) of the assignee(s) named in such instrument of assignment, and this Warrant shall be canceled. Any transferee of this Warrant, by its acceptance thereof, agrees to be bound by the terms of this Warrant, with the same force and effect as if a signatory thereto.

            (b) The Company will execute and deliver a new Warrant of like tenor and date upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to the Company, or (ii) in the case of mutilation, upon presentation, surrender, and cancellation of this Warrant.

         6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         7. Adjustment and Other Events.

            (a) If the Company shall, after the Issue Date, declare any dividend or other distribution upon its outstanding Common Stock payable in Common Stock or shall subdivide its outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock that may thereafter be purchased upon the exercise of the rights represented by this Warrant must be increased in proportion to the increase through such dividend, distribution, or subdivision, and the Purchase Price must be decreased in such proportion. If the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares, the number of shares of Common Stock that may thereafter be purchased upon the exercise of the rights represented hereby will be decreased in proportion to the decrease through such combination, and the Purchase Price will be increased in such proportion.

            (b) If, after the Issue Date, there shall occur (i) any reclassification, capital reorganization, or other change of outstanding Common Stock of the Company (other than a change described or referred to in Subsection 7(a)), or (ii) any consolidation or merger of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of the shares of Common Stock issuable upon exercise of this Warrant), or (iii) sale or conveyance to a third party of all or substantially all of the Company's assets as an entirety, then and in such event the terms of this Section 6 will be deemed to be appropriately adjusted, and the Company will cause effective provision to be made, so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount
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of shares of stock and other securities and property, if any receivable upon such reclassification, capital reorganization, or other change, consolidation, merger, sale or conveyance that the Holder would have received had this Warrant been exercised in full immediately prior to such event.

              (c) If, after the Issue Date, the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash or in Common Stock or in securities convertible into or exchangeable for Common Stock) to the holders of Common Stock (or grant any rights to such holders to acquire) assets, including stock or other securities of the Company (or the right to acquire the same) or any subsidiary, without any consideration paid or to be paid by such holders or for a consideration paid less than the fair market value of such assets as reasonably and objectively determined by the Board of Directors of the Company, or (ii) declare a distribution, right or dividend upon the Common Stock in cash or assets other than shares of Common Stock, then the Company shall reserve, and the Holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive, for each share of Common Stock purchasable hereunder on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, right or dividend (or if no such record date shall have been established, on the date of such distribution, grant of such right or payment of such dividend), (i) the amount of such assets that would have been distributable to, or as to which such right would have been granted to, the Holder hereof or (ii) the amount of such dividend (to the extent above-stated) that the Holder would have received, had the Holder been a holder of the number of shares of Common Stock purchasable under this Warrant on such record (or other) date. Such entitlement by the Holder shall be without increase in (except in respect for the consideration, if any, paid for such assets by the holders of Common Stock) the then current Purchase Price.

              (d) If: (i) there shall be an event requiring an adjustment as provided in subsections 7(a) or 7(b); (ii) the Company shall make a distribution that may come within subsection 7(c); (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class, or other rights; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the Holder (1) at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote in respect of any merger, consolidation, reorganization or reclassification, and (2) in the case of any such merger, consolidation, reorganization or reclassification at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause and to the extent applicable shall specify (A) in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and (B) when the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such merger, consolidation, reorganization, liquidation or winding up, as the case may be. Upon the happening of an event requiring adjustment of the Purchase Price or the kind or amount of securities or property purchasable hereunder, the Company shall forthwith give notice to the Holder, which notice shall be accompanied by a certificate of the Company, stating the adjusted Purchase Price and the adjusted number of shares of Common Stock purchasable or the kind and amount of any such securities or property purchasable upon exercise of this Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.
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            (e) No fractional shares of Common Stock or script representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant, and the Company shall have no obligation for any cash payment with respect thereto. If a fractional share shall result from adjustments in the number of shares of Common Stock purchasable hereunder, the number of shares of Common Stock purchasable hereunder shall, on an aggregate basis taking into account all prior adjustments, be rounded up to the next whole number.

            (f) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock or other securities actually purchasable under this Warrant, this Warrant may continue to express the Purchase Price and the number of shares of Common Stock purchasable hereunder as such price and number of shares were expressed on this Warrant when initially issued.

         8. Transfer to Comply with the Securities Act of 1933.

            (a) This Warrant and the shares of Common Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Act and then only against receipt of an agreement of such person to whom such offer or sale is made to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities; except that no such agreement shall be required from any person purchasing shares of Common Stock pursuant to a registration statement effective under the Act or pursuant to a sale pursuant to Rule 144 under the act to a person who is not an "affiliate" (as defined in Rule 144) of the Company.

            (b) The Company may cause a legend in substantially the form set forth on the first page of this Warrant to be placed on each Warrant and certificate representing shares of Common Stock or any other security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

         9. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

         10. Notice. All notices and other communications provided for herein shall be in writing and telecopied, mailed or to the intended recipient to the following addresses: (i) if to the Holder, to Ernest C. Garcia II, Verde Reinsurance Company, Ltd., 2525 E. Camelback, Suite 1150, Phoenix, Arizona 85016 (Fax: 602-667-2484), and (ii) if to the Company, at its address appearing on the first page of this Warrant. The Holder and the Company may change its address for delivery of notice to such other address as may be designated therefor by written notice to the other hereunder. All such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice or notice sent by overnight courier service, upon receipt, in each case given or addressed as aforesaid.

         11. Survival. The various rights and obligations of the Holder and of the Company as set forth in Section 8 herein shall survive the exercise and surrender of this Warrant.
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         12. Successors and Assigns. All the covenants and provisions of this
Warrant shall bind and inure to the benefit of the Holder and the Company and their respective successors and assigns.

         13. Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its officer duly authorized.

DATED:  January 26, 2000.


                                       quepasa.com, inc.



                                       By:  /s/ Gary L. Trujillo
                                           ---------------------
                                               Gary L. Trujillo,
                                               Chairman/Chief Executive Officer
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                                   ASSIGNMENT
              (to be executed only upon assignment of the Warrant)


         FOR VALUE RECEIVED, the undersigned assigns and transfers to the Assignee named below all of the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock of quepasa.com, inc., a Nevada corporation (the "Company"), set forth below:


              Name                                                Number
              of Assignee                   Address               of Shares
              -----------                   -------               ---------







         The undersigned does hereby irrevocably constitute and appoint __________________________________ as Attorney-in-fact to transfer such right on the books of the Company, with full power of substitution.


Dated: ___________________________ .



                                       ___________________________________

                                       By:________________________________

                                       Its:_______________________________
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                                  SUBSCRIPTION
                 (To be executed only upon exercise of Warrant)




quepasa.com, inc.
One Arizona Center
400 East Van Buren, 4th Floor
Phoenix, Arizona  85004
Attention:  Chief Financial Officer




         The undersigned hereby elects to purchase, pursuant to the provisions of the within Warrant held by the undersigned, _________ shares of Common Stock.

(Check Appropriate Box)

/ /      Payment of the Purchase Price per share accompanies this Subscription.

/ / Pursuant to Section 1 of the within Warrant, the undersigned hereby surrenders the right to receive ____ shares of Common Stock to which this exercise relates, in payment of the Purchase Price for all shares of Common Stock to which this exercise relates.



DATED: ___________________________



                                       ___________________________________


                                       By:________________________________

                                       Its:_______________________________